UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019

PEARTRACK SECURITY SYSTEMS, INC.

(Exact name of Company as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-3900 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms “we,” “us,” “our,” ”the Company,” and ”PearTrack” mean PearTrack Security Systems, Inc., a Nevada corporation, and its wholly owned subsidiaries, PearTrack Systems Group, Ltd., Ecologic Car Rentals, Inc., and Ecologic Products, Inc., unless otherwise indicated.

Unless otherwise specified, all dollar amounts are expressed in United States dollars.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES

On October 4, 2019, pursuant to a resolution of the Board of Directors, the Company granted the following officers and directors the right to purchase an aggregate of six million five hundred thousand (6,500,000) shares of the Company’s restricted common stock at a price of $0.001 per share, for cash in the amount of $6,500:

Title / Position	Name	Shares Awarded
Chairman:	E. William Withrow Jr.	1,000,000
Director:	John L. Ogden	1,000,000
Director:	William B. Nesbitt	1,000,000
Director:	Phillip Woolas	500,000
Director:	Dr. Martin Blake	500,000
President:	Kyle W. Withrow	1,500,000
Chief Financial Officer:	Calli R. Bucci	1,000,000

The shares are being issued in reliance upon an exemption from registration afforded by Rule 144 either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the U.S.

ITEM 5.02DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

On October 4, 2019, pursuant to a vote of the shareholders representing a majority of the Company’s common stock, an election was held and the following directors were reelected to the Company’s Board of Directors (the “Board”):

Chairman:	E. William Withrow Jr.
Director:	John L. Ogden
Director:	William B. Nesbitt
Director:	Phillip Woolas
Director:	Dr. Martin Blake

In addition, the following members were appointed to the board of directors, to serve until the next annual meeting of the shareholders.:

Director:	Clive Oosthuizen
Director:	David M. Rocke
Director:	Calli R. Bucci

Mr. Clive Oosthuizen

Mr. Oosthuizen, age 45, is a principal and founder and CEO of Triskelion Risk Solutions, Inc., a Cape Town, South African based security firm serving the African market since 2015 serving international clients Vodacom Group, South Africa, a mobile operator majority owned by British telecom firm Vodafone, PLC, with principal responsibilities for the Corporate Security function for all of Vodacom’s African markets. He has provided clients in the African market ranging from gold and diamond mines to serving Siemens Nigeria as its Country Security Manager. His broad experience in security ranges from the analysis of risk and development of planning and drafting risk protocols to the implementation of risk management strategies, including the deployment of security technologies and physical security forces. Between 2003-to-2015, he held management positions in Janusian Risk Management, G4S Security Services, Sanitech and Enviroserv in South Africa, Nigeria and Liberia.

Prior to his forming Triskelion Risk Solutions Mr. Oosthuizen served, with distinction, for 11 years in the South African National Defense Force, retiring as a Captain. He was a member of the Special Forces Regimen, South Africa's principal special operations unit and counter-insurgency elite, specializing in long-range combat reconnaissance as well as unconventional airborne operations. Only about 8% of recruits who undergo South African Special Forces training pass the course. He was recruited to the Intelligence corps and became a member of the Overt Collection Team.  He was promoted to Lieutenant and put in charge of the Counter Intelligence Officer at 5 SFR. He then joined the Covert Collection team at 5SFR and was the liaison officer between American, British and Russian Special Forces on training missions.  He left the Special forces after 8 years when he was offered the role of establishing an Intelligence office at 4 SAI Battalion in Middleburg. He completed his military service at the Defense Intelligence Headquarters in Pretoria, where he managed a 16 member team that collected and analyzed information and made assessments and predictions and did presentations to the General Staff of the South African National Defense Force on the possible threats facing the country.

Mr. Oosthuizen, left the military with a Secret Security Level Clearance, Intelligence Battle Handling, Overt and Covert Intelligence Gathering I, II, III, Sub –Unit Commanders Course, Integration training for Non Statuary Forces, Free fall Parachuting, Survival, Small Team Tactics, Defensive and Offensive driving tactics, Advanced Covert Collection (SASS).  He received his MBA from Management College of South Africa.

The Company believes Mr. Oosthuizen is qualified to serve as a member of the Company’s Board because of his extensive experience in the risk management and security, including military covert and intelligence operations, as well as a diverse background in a multitude of different capacities in throughout Africa and South America.

Mr. David Rocke

Mr. Rocke, age 50, is a retired insurance executive, investor and entrepreneur with a strong background in accounting, insurance and reinsurance, as well as mergers and acquisitions.  Between 1996 to 2017, Mr. Rocke was engaged by Enstar Group Limited (“Enstar”), a premier acquirer and operator of insurance and reinsurance businesses.  Beginning in 2006, while at Enstar, he worked almost exclusively in mergers and acquisitions, and was responsible for the whole of Enstar’s acquisition process. His duties included managing deal due diligence, including the oversight of internal and external claims analysts, financial modeling, actuarial work, supervising internal and external counsel, and liaising with funding sources and regulatory bodies to ensure timely deal completion. During Mr. Rocke’s tenure, Enstar grew from a dozen employees to approximately 1,300 employees, with annual revenues and total assets growing to $343.8 million and $13.6 billion, respectively.  Prior to his retirement in 2017, he held the title of Executive Vice President of Mergers and Acquisition at Enstar.

From 1993 to 1996 Mr. Rocke worked Deloitte & Touche in Bermuda, where he began as an Audit Senior and rose to Insolvency Manager, covering investment funds and reinsurance companies.

From 1990 to 1993, he trained as a Chartered Accountant at Touche Ross in the United Kingdom.

Mr. Rocke received his MA in Mathematics at Merton College, Oxford in the United Kingdom and is a resident of Bermuda where he lives with his wife.

The Company believes Mr. Rocke  is qualified to serve as a member of the Company’s Board because of his extensive experience in financial, investment and M&A, as well as his global background.

Ms. Calli Bucci

Ms. Bucci, age 54, has served as the Company’s Chief Financial Officer since August 2011. She joined the Company in 2010 as its controller, and has over thirty years of experience in the field of finance and business management.   Before joining the Company, Ms. Bucci held the position of Chief Financial Officer at InstaSave, Inc., a promotional incentive company, from December 2007 to January 2010, where she was responsible for financial reporting, capital structure strategy and modeling, financial transactions with consumers, consumer product goods companies and retailers, investor relations, audits, payroll and corporate income taxes.

In addition to her public accounting background, Ms. Bucci held the position of Manager/Senior Accountant at Gelfand, Rennert & Feldman, a division of PriceWaterhouseCoopers, from April 1993 to August 1999, where she was responsible for all financial transactions for high net worth clientele, was liaison for annual audits, general ledger reviews and annual tax preparation.

Ms. Bucci held the position of Director of Accounting and Contract Administration at Intercontinental Releasing Corporation (IRC), a Los Angeles based Motion Picture Distribution Company, from April 1989 to April 1993.  Ms. Bucci was responsible for all functions within the company’s accounting department, from financial statements and forecasting, to annual audits and corporate taxes. During her tenure with IRC, Ms. Bucci also designed and implemented a custom computerized availabilities system for the film rights of over 35 film properties distributed to foreign territories throughout the world. She was also responsible for the administration and facilitation of all client contracts, dealing heavily in foreign currencies and international import regulations.

Ms. Bucci concurrently holds the position of Chief Financial Officer of Parallax Health Sciences, Inc., a Nevada corporation, and serves as a member of its board of directors.

Ms. Bucci attended Santa Monica College and the University of California at Berkley, majoring in Accounting.

The Company believes Ms. Bucci is qualified to be the Company’s Chief Financial Officer, Secretary and director because of her knowledge of and extensive experience in a multitude of different capacities in corporate finance, business affairs, and public markets.

Family Relationships

There are no family relationships between Mr. Oosthuizen, Mr. Rocke or Ms. Bucci, or with any of the Company’s other officers or directors.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective October 9, 2019, pursuant to a vote of the shareholders representing a majority of the Company’s common stock and unanimous resolution of the Board of Directors, the Company’s name shall be changed to ENIGMA-BULWARK, LTD.

A Certificate of Amendment to the Company’s Articles of Incorporation has been filed with the Secretary of State of Nevada, and is attached herewith as Exhibit 3.11.

Reason for and Effect of the Name Change

The Board believes that the name change is in the Company’s best interest, and will support the rebranding of the Company and communicate the Company’s new business and focus.  The Board also believes that the name change will complement the business operations of the Company as it moves forward with the expansion of the business in the security and risk management sector.

Ticker Symbol and CUSIP Number

The Name Change will result in a change of the Company’s CUSIP number.  The Company will request a stock Symbol change from FINRA at the same time that it files for a new CUSIP Number.

ITEM 9.01EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit	Filing Reference
3.11	Certificate of Amendment filed with the Secretary of State of Nevada effective October 9, 2019 with respect to the corporate name change	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEARTRACK SECURITY SYSTEMS, INC.

Date: October 8, 2019	/s/ Kyle W. Withrow
By: Kyle W. Withrow
President and Chief Executive Officer